UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/10/2013

Simon Worldwide, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-21878

Delaware	04-3081657
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

18952 MacArthur Boulevard
Irvine, California 92612
(Address of principal executive offices, including zip code)

(949) 251-4660
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b-c) On June 10, 2013, the Board of Directors of Simon Worldwide, Inc. ("Simon") approved the nomination of Anthony M. Espiritu to serve as Chief Financial Officer of the Company, effective immediately. Mr. Espiritu, 43, has served as Controller of the Company since 2004. The office of Chief Financial Officer was previously held by Greg Mays. Mr. Mays continues to serve as Chief Executive Officer of Simon.
Mr. Espiritu has over 20 years' experience in accounting, financial reporting and auditing. As Controller, he has been responsible for the day-to-day management of Simon's and its subsidiaries' accounting and finance operations, Sarbanes-Oxley compliance, and preparation of quarterly and annual filings with the Securities and Exchange Commission. Earlier in his career, Mr. Espiritu served as Financial Reporting Manager at Simon and held auditing positions at Deloitte & Touche and Transamerica Corporation. Mr. Espiritu, a Certified Public Accountant, holds a Bachelor's degree in Business Administration from California State University, Fullerton.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simon Worldwide, Inc.

Date: June 11, 2013	By:	/s/ Greg Mays
Greg Mays
Chief Executive Officer